NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports Second-Quarter GAAP Operating Profit Growth of 1%;
Delivered Second-Quarter Core Operating Profit Growth of 19%;
Maintains Full-Year Core Operating Profit Growth Guidance

Louisville, KY (August 3, 2017) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ended June 30, 2017. Second-quarter GAAP EPS was $0.58, a decrease of 10%. Second-quarter EPS excluding Special Items was $0.68, an increase of 21%.
GREG CREED COMMENTS
Greg Creed, CEO, said “I’m pleased Yum! Brands’ intensified focus on our four distinct growth drivers helped deliver another successful quarter. Core operating profit grew 19% and EPS excluding special items grew 21% during the second quarter. We are maintaining our full-year 2017 guidance and are on pace with our multi-year transformation strategy designed to further unlock shareholder value.”
SECOND-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 6%, with KFC and Taco Bell at 7% and Pizza Hut at 2%.
●	We opened 174 net new units for 3% net new unit growth.
●
We refranchised 244 restaurants, including 40 KFC, 163 Pizza Hut and 41 Taco Bell units, for proceeds of $136 million. We recorded refranchising gains of $19 million in Special Items. As of quarter end, our global franchise ownership mix was 94%.

●
We repurchased 5.6 million shares totaling $384 million at an average price of $68. As of quarter end, there was approximately $1.1 billion remaining in share repurchase authorization through year end 2017.

●	Foreign currency translation negatively impacted GAAP operating profit by $6 million.

% Change
	System Sales	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+7	+3	+4	+19	+21
Pizza Hut Division	+2	(1)	+2	+4	+7
Taco Bell Division	+7	+4	+3	+10	+10
Worldwide	+6	+2	+3	+1	+19

	Second Quarter			Year-to-Date
	2017	2016	% Change	2017	2016	% Change
GAAP EPS	$0.58	$0.64	(10)	$1.34	$1.18	+14
Special Items EPS[1]	$(0.10)	$0.08	NM	$0.01	$0.06	NM
EPS Excluding Special Items	$0.68	$0.56	+21	$1.33	$1.12	+19
1See Reconciliation of GAAP results to non-GAAP measurements within this release for further detail of Special Items.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of GAAP results to non-GAAP measurements within this release for further details.

All comparisons are versus the same period a year ago. Effective January 2017, we removed the reporting lags from our international subsidiary fiscal calendars. To accommodate these changes, Yum! Brands now reports on a monthly calendar basis though certain subsidiaries, including our U.S. subsidiaries, continue to be included in our consolidated results on a periodic basis with 3, 3, 3 & 4 periods in each quarter, respectively. Prior year figures in this earnings release have been restated to present comparable results. An 8-K was filed on April 13, 2017 with restated quarterly 2016 results.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
P: 502 874-8300 • www.yum.com/investors

KFC DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Restaurants	20,854	20,125	+4	N/A	20,854	20,125	+4	N/A
System Sales Growth			+5	+7			+4	+6
Same-Store Sales Growth (%)	+3	+3	NM	NM	+3	+3	NM	NM
Franchise & License Fees ($MM)	278	251	+11	+13	535	494	+8	+10
Restaurant Margin (%)	15.7	14.6	1.1	1.0	14.7	14.0	0.7	0.7
Operating Profit ($MM)	243	203	+19	+21	450	388	+16	+18
Operating Margin (%)	31.5	26.1	5.4	5.5	29.9	25.6	4.3	4.5

●	KFC Division system sales increased 7%, excluding foreign currency translation.

Second Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+9	+7	+1
Same-Store Sales Growth	+4	+4	+2

●	KFC Division opened 241 new international restaurants in 56 countries, including 202 units in emerging markets.
●
Operating margin increased 5.4 percentage points driven by same-store sales growth, refranchising, reduced G&A and higher initial and renewal fee income partially offset by higher restaurant operating costs.

●	Foreign currency translation negatively impacted GAAP operating profit by $4 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second Quarter (%)	Year-to-Date (%)
Emerging Markets
China[3]	26%	+8	+6
Asia (e.g. Malaysia, Indonesia, Philippines)	6%	+11	+9
Middle East / Turkey / North Africa	5%	+3	+1
Latin America (e.g. Mexico, Peru)	4%	+14	+13
Africa	4%	+4	+5
Russia	3%	+22	+25
Thailand	2%	(2)	+2
Continental Europe (e.g. Poland)	2%	+17	+18
India	1%	+9	+6
Developed Markets
U.S.	19%	+1	+2
Asia (e.g. Japan, Korea, Taiwan)	7%	+4	+1
Australia	7%	+9	+8
U.K.	6%	+6	+6
Continental Europe (e.g. France, Germany)	5%	+11	+10
Canada	2%	+5	+5
Latin America (e.g. Puerto Rico)	1%	(2)	Even

1Refer to www.yum.com/investors for a list of the countries within each of the markets.
2Reflects Full Year 2016.
3Includes April, May and June; YUMC Q2 reported results include March, April and May.

PIZZA HUT DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Restaurants	16,452	16,178	+2	N/A	16,452	16,178	+2	N/A
System Sales Growth			Even	+2			(1)	+1
Same-Store Sales Growth (%)	(1)	(1)	NM	NM	(2)	(1)	NM	NM
Franchise & License Fees ($MM)	141	142	Even	+1	285	288	(1)	Even
Restaurant Margin (%)	8.5	9.4	(0.9)	(1.0)	7.4	9.7	(2.3)	(2.3)
Operating Profit ($MM)	85	81	+4	+7	168	172	(3)	Even
Operating Margin (%)	38.1	30.3	7.8	8.1	36.8	31.4	5.4	5.8

●	Pizza Hut Division system sales increased 2%, excluding foreign currency translation.

	Second Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+8	+5	(4)
Same-Store Sales Growth	+2	Even	(3)

●	Pizza Hut Division opened 142 new international restaurants in 42 countries, including 103 units in emerging markets.
●	Operating margin increased 7.8 percentage points driven by refranchising partially offset by increased G&A related to litigation costs.
●	Foreign currency translation negatively impacted GAAP operating profit by $2 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Second Quarter (%)	Year-to-Date (%)
Emerging Markets
China[3]	17%	+6	+7
Latin America (e.g. Mexico, Peru)	5%	+6	+5
Middle East / Turkey / Africa	4%	+7	+5
Asia (e.g. Malaysia, Indonesia, Philippines)	4%	+17	+12
India	1%	+8	+7
Continental Europe (e.g. Poland)	1%	+13	+10
Developed Markets
U.S.	48%	(4)	(5)
Asia (e.g. Japan, Korea, Taiwan)	7%	+4	+2
U.K.	5%	+4	+4
Continental Europe (e.g. France, Germany)	4%	+4	+3
Canada	2%	+5	+5
Australia	1%	+19	+20
Latin America (e.g. Puerto Rico)	1%	(5)	+1
1Refer to www.yum.com/investors for a list of the countries within each of the markets.
2Reflects Full Year 2016.
3Includes April, May and June; YUMC Q2 reported results include March, April and May.

TACO BELL DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Restaurants	6,686	6,466	+3	N/A	6,686	6,466	+3	N/A
System Sales Growth			+7	+7			+10	+10
Same-Store Sales Growth (%)	+4	(1)	NM	NM	+6	Even	NM	NM
Franchise & License Fees ($MM)	120	111	+8	+8	234	212	+11	+11
Restaurant Margin (%)	22.8	22.3	0.5	0.5	22.3	21.6	0.7	0.7
Operating Profit ($MM)	152	139	+10	+10	293	257	+14	+14
Operating Margin (%)	33.4	29.8	3.6	3.6	32.3	28.9	3.4	3.4

●	Taco Bell Division system sales increased 7%.
●	Taco Bell Division opened 56 new restaurants.
●	Restaurant margin was 22.8%, an increase of 0.5 percentage points, driven by same-store sales growth partially offset by food and labor inflation.
●	Operating margin increased 3.6 percentage points driven by same-store sales growth, reduced G&A including lower litigation costs and refranchising partially offset by food and labor inflation.

OTHER ITEMS

●
During the quarter, we recorded a non-cash charge of $16 million in Special Items related to the ongoing impact of share-based compensation award modifications made at the time of the separation of Yum China Holdings, Inc.

●
On May 1, 2017, we entered into a Transformation Agreement with Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements to operations and technology and permanently increase advertising, digital and technology contributions from franchisees. In connection with this agreement, we recognized a Special Items charge of $12 million during the quarter primarily related to investments for digital initiatives.

●	On June 15, 2017, our Restricted Group subsidiaries that operate the company’s KFC, Pizza Hut and Taco Bell businesses issued $750 million aggregate principal amount of 4.75% Senior Notes due 2027.
●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Thursday, August 3, 2017. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 51482139.

The call will be available for playback beginning at 11:15 a.m. Eastern Time Thursday, August 3, 2017 through Wednesday, September 6, 2017. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 51482139.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors/events-presentations and selecting “Q2 2017 Yum! Brands, Inc. Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at www.yum.com/investors. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; the success of our franchisees and licensees; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, has nearly 44,000 restaurants in more than 135 countries and territories and is one of the Aon Hewitt Top Companies for Leaders in North America.  In 2017, Yum! Brands was named among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. The company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer at 888/298-6986
Kelly Knybel, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/17	6/30/16	B/(W)	6/30/17	6/30/16	B/(W)

Company sales	$909	$1,006	(10)	$1,811	$1,959	(8)
Franchise and license fees and income	539	503	7	1,054	993	6
Total revenues	1,448	1,509	(4)	2,865	2,952	(3)

Company restaurant expenses
Food and paper	280	307	9	556	594	6
Payroll and employee benefits	239	263	9	483	520	7
Occupancy and other operating expenses	229	269	15	467	530	12
Company restaurant expenses	748	839	11	1,506	1,644	8

General and administrative expenses	247	254	3	484	497	3
Franchise and license expenses	54	54	(1)	100	105	4
Closures and impairment (income) expenses	1	7	84	2	9	78
Refranchising (gain) loss	(19)	(54)	(65)	(130)	(54)	NM
Other (income) expense	(2)	(6)	(58)	—	(13)	(93)
Total costs and expenses, net	1,029	1,094	6	1,962	2,188	10

Operating Profit	419	415	1	903	764	18
Other pension (income) expense	4	—	NM	32	(1)	NM
Interest expense, net	104	51	NM	213	93	NM
Income from continuing operations before income taxes	311	364	(15)	658	672	(2)
Income tax provision	105	98	(7)	172	180	4
Income from continuing operations	206	266	(23)	486	492	(1)
Income from discontinued operations, net of tax	—	70	NM	—	208	NM
Net Income	206	336	(39)	486	700	(31)

Effective tax rate from Continuing Operations	33.8%	27.0%	(6.8 ppts.)	26.2%	26.8%	0.6 ppts.

Basic EPS from Continuing Operations
EPS	$0.59	$0.65	(10)	$1.37	$1.20	15
Average shares outstanding	350	408	14	354	411	14

Diluted EPS from Continuing Operations
EPS	$0.58	$0.64	(10)	$1.34	$1.18	14
Average shares outstanding	358	415	14	361	418	14

Basic EPS from Discontinued Operations
EPS	N/A	$0.17	NM	N/A	$0.51	NM
Average shares outstanding	N/A	408	NM	N/A	411	NM

Diluted EPS from Discontinued Operations
EPS	N/A	$0.17	NM	N/A	$0.50	NM
Average shares outstanding	N/A	415	NM	N/A	418	NM

Dividends declared per common share	$0.30	$0.46		$0.60	$0.92

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/17	6/30/16	B/(W)	6/30/17	6/30/16	B/(W)

Company sales	$492	$528	(7)	$967	$1,021	(5)
Franchise and license fees and income	278	251	11	535	494	8
Total revenues	770	779	(1)	1,502	1,515	(1)

Company restaurant expenses
Food and paper	169	181	6	332	348	4
Payroll and employee benefits	116	124	6	231	242	5
Occupancy and other operating expenses	130	146	11	262	288	9
Company restaurant expenses	415	451	8	825	878	6

General and administrative expenses	85	93	9	174	187	7
Franchise and license expenses	26	28	6	51	56	8
Closures and impairment (income) expenses	1	4	80	2	6	78
Other (income) expense	—	—	NM	—	—	NM
Total costs and expenses, net	527	576	9	1,052	1,127	7
Operating Profit	$243	$203	19	$450	$388	16

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.3%	34.1%	(0.2 ppts.)	34.3%	34.0%	(0.3 ppts.)
Payroll and employee benefits	23.5%	23.4%	(0.1 ppts.)	23.9%	23.7%	(0.2 ppts.)
Occupancy and other operating expenses	26.5%	27.9%	1.4 ppts.	27.1%	28.3%	1.2 ppts.
Restaurant margin	15.7%	14.6%	1.1 ppts.	14.7%	14.0%	0.7 ppts.

Operating margin	31.5%	26.1%	5.4 ppts.	29.9%	25.6%	4.3 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/17	6/30/16	B/(W)	6/30/17	6/30/16	B/(W)

Company sales	$81	$125	(36)	$171	$260	(34)
Franchise and license fees and income	141	142	—	285	288	(1)
Total revenues	222	267	(17)	456	548	(17)

Company restaurant expenses
Food and paper	23	35	34	49	72	32
Payroll and employee benefits	26	39	34	55	81	33
Occupancy and other operating expenses	24	40	37	54	82	33
Company restaurant expenses	73	114	35	158	235	33

General and administrative expenses	54	56	5	107	115	7
Franchise and license expenses	10	14	27	23	24	3
Closures and impairment (income) expenses	—	2	NM	—	2	83
Other (income) expense	—	—	NM	—	—	NM
Total costs and expenses, net	137	186	26	288	376	23
Operating Profit	$85	$81	4	$168	$172	(3)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	28.3%	27.4%	(0.9 ppts.)	28.5%	27.5%	(1.0 ppts.)
Payroll and employee benefits	32.2%	31.5%	(0.7 ppts.)	32.1%	31.3%	(0.8 ppts.)
Occupancy and other operating expenses	31.0%	31.7%	0.7 ppts.	32.0%	31.5%	(0.5 ppts.)
Restaurant margin	8.5%	9.4%	(0.9 ppts.)	7.4%	9.7%	(2.3 ppts.)

Operating margin	38.1%	30.3%	7.8 ppts.	36.8%	31.4%	5.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/17	6/30/16	B/(W)	6/30/17	6/30/16	B/(W)

Company sales	$336	$353	(5)	$673	$678	(1)
Franchise and license fees and income	120	111	8	234	212	11
Total revenues	456	464	(2)	907	890	2

Company restaurant expenses
Food and paper	88	91	4	175	174	(1)
Payroll and employee benefits	97	100	3	197	197	—
Occupancy and other operating expenses	75	83	10	151	160	6
Company restaurant expenses	260	274	6	523	531	2

General and administrative expenses	39	46	15	81	93	13
Franchise and license expenses	5	5	(1)	10	9	(9)
Closures and impairment (income) expenses	—	1	51	—	1	58
Other (income) expense	—	(1)	(47)	—	(1)	(59)
Total costs and expenses, net	304	325	7	614	633	3
Operating Profit	$152	$139	10	$293	$257	14

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	26.2%	25.9%	(0.3 ppts.)	26.1%	25.7%	(0.4 ppts.)
Payroll and employee benefits	28.9%	28.4%	(0.5 ppts.)	29.2%	29.1%	(0.1 ppts.)
Occupancy and other operating expenses	22.1%	23.4%	1.3 ppts.	22.4%	23.6%	1.2 ppts.
Restaurant margin	22.8%	22.3%	0.5 ppts.	22.3%	21.6%	0.7 ppts.

Operating margin	33.4%	29.8%	3.6 ppts.	32.3%	28.9%	3.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	6/30/17	12/31/16
ASSETS
Current Assets
Cash and cash equivalents	$970	$725
Accounts and notes receivable, less allowance: $19 in 2017 and $14 in 2016	356	370
Inventories	31	37
Prepaid expenses and other current assets	267	236
Advertising cooperative assets, restricted	161	137
Total Current Assets	1,785	1,505

Property, plant and equipment, net of accumulated depreciation and amortization of $1,990 in
2017 and $1,995 in 2016	2,021	2,113
Goodwill	540	536
Intangible assets, net	147	151
Other assets	340	376
Deferred income taxes	763	772
Total Assets	$5,596	$5,453

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$929	$1,067
Income taxes payable	13	32
Short-term borrowings	375	66
Advertising cooperative liabilities	161	137
Total Current Liabilities	1,478	1,302

Long-term debt	9,474	9,059
Other liabilities and deferred credits	746	704
Total Liabilities	11,698	11,065

Shareholders' Deficit
Common stock, no par value, 750 shares authorized; 345 shares and 355 shares issued in 2017 and 2016, respectively	—	—
Retained earnings (accumulated deficit)	(5,710)	(5,158)
Accumulated other comprehensive income (loss)	(392)	(454)
Total Shareholders' Deficit	(6,102)	(5,612)
Total Liabilities and Shareholders' Deficit	$5,596	$5,453
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to Date
	6/30/17	6/30/16
Cash Flows - Operating Activities from Continuing Operations
Net income	$486	$700
Income from discontinued operations, net of tax	—	(208)
Depreciation and amortization	135	147
Closures and impairment (income) expenses	2	9
Refranchising (gain) loss	(130)	(54)
Contributions to defined benefit pension plans	(12)	(6)
Deferred income taxes	10	(19)
Share-based compensation expense	25	22
Changes in accounts and notes receivable	30	34
Changes in inventories	4	4
Changes in prepaid expenses and other current assets	(1)	15
Changes in accounts payable and other current liabilities	(143)	(66)
Changes in income taxes payable	(83)	12
Other, net	116	(3)
Net Cash Provided by Operating Activities from Continuing Operations	439	587

Cash Flows - Investing Activities from Continuing Operations
Capital spending	(150)	(186)
Proceeds from refranchising of restaurants	321	84
Other, net	2	12
Net Cash Provided by (Used in) Investing Activities from Continuing Operations	173	(90)

Cash Flows - Financing Activities from Continuing Operations
Proceeds from long-term debt	1,072	6,900
Repayments of long-term debt	(344)	(304)
Revolving credit facilities, three months or less, net	—	(685)
Short-term borrowings by original maturity
More than three months - proceeds	—	1,400
More than three months - payments	—	(2,000)
Three months or less, net	—	—
Repurchase shares of Common Stock	(856)	(2,067)
Dividends paid on Common Stock	(211)	(379)
Debt issuance costs	(32)	(86)
Net transfers from discontinued operations	—	70
Other, net	(39)	(29)
Net Cash Provided by (Used in) Financing Activities from Continuing Operations	(410)	2,820
Effect of Exchange Rate on Cash and Cash Equivalents	23	(1)
Net Increase in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Continuing Operations	225	3,316
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	831	351
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$1,056	$3,667

Cash Provided by Operating Activities from Discontinued Operations	$—	$376
Cash Used in Investing Activities from Discontinued Operations	—	(214)
Cash Used in Financing Activities from Discontinued Operations	—	(71)

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present Diluted Earnings Per Share from Continuing Operations excluding Special Items, our Effective Tax Rate excluding Special Items and Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation and we use Core Operating Profit for the purposes of evaluating performance internally. Special Items are not included in any of our division segment results, and we believe the elimination of the foreign currency translation impact provides better year-to-year comparability without the distortion of foreign currency fluctuations. The Special Items are described in (b), (c), (d), (e), (f) and (g) in the accompanying notes.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of Diluted Earnings Per Share from Continuing Operations excluding Special Items, our Effective Tax Rate excluding Special Items and Core Operating Profit provide additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended June 30, 2017 and June 30, 2016 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year to date
	6/30/17	6/30/16	6/30/17	6/30/16
Detail of Special Items
Refranchising initiatives(b)	$19	$54	$130	$54
YUM's Strategic Transformation Initiatives(c)	(4)	(4)	(11)	(4)
Costs associated with Pizza Hut U.S. Transformation Agreement(d)	(12)	—	(12)	—
Costs associated with KFC U.S. Acceleration Agreement(e)	(5)	(8)	(8)	(17)
Non-cash charges associated with share-based compensation(f)	(16)	—	(18)	—
Other Special Items Income (Expense)	(2)	(2)	(2)	(2)
Special Items Income (Expense) - Operating Profit	(20)	40	79	31
Deferred vested pension liability adjustment(g) - Other Pension Income (Expense)	—	—	(22)	—
Special Items Income (Expense) from Continuing Operations before Income Taxes	(20)	40	57	31
Tax Benefit (Expense) on Special Items	(17)	(7)	(51)	(5)
Special Items Income (Expense), net of tax	(37)	33	6	26
Average diluted shares outstanding	358	415	361	418
Special Items diluted EPS	$(0.10)	$0.08	$0.01	$0.06

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$419	$415	$903	764
Special Items Income (Expense)	(20)	40	79	31
Foreign Currency Impact on Reported Operating Profit	(6)	N/A	(11)	N/A
Core Operating Profit	$445	$375	$835	$733

KFC Division
GAAP Operating Profit	$243	$203	$450	$388
Foreign Currency Impact on Reported Operating Profit	(4)	N/A	(7)	N/A
Core Operating Profit	$247	$203	$457	$388

Pizza Hut Division
GAAP Operating Profit	$85	$81	$168	$172
Foreign Currency Impact on Reported Operating Profit	(2)	N/A	(4)	N/A
Core Operating Profit	$87	$81	$172	$172

Taco Bell Division
GAAP Operating Profit	$152	$139	$293	$257
Foreign Currency Impact on Reported Operating Profit	—	N/A	—	N/A
Core Operating Profit	$152	$139	$293	$257

Reconciliation of Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations excluding Special Items
Diluted EPS from Continuing Operations	$0.58	$0.64	$1.34	$1.18
Special Items EPS	(0.10)	0.08	0.01	0.06
Diluted EPS from Continuing Operations excluding Special Items	$0.68	$0.56	$1.33	$1.12

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	33.8%	27.0%	26.2%	26.8%
Impact on Tax Rate as a result of Special Items	7.5%	(0.9)%	6.1%	(0.5)%
Effective Tax Rate excluding Special Items	26.3%	27.9%	20.1%	27.3%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/30/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$770	$222	$456	$—	$1,448

Company restaurant expenses	415	73	260	—	748
General and administrative expenses	85	54	39	69	247
Franchise and license expenses	26	10	5	13	54
Closures and impairment (income) expenses	1	—	—	—	1
Refranchising (gain) loss	—	—	—	(19)	(19)
Other (income) expense	—	—	—	(2)	(2)
	527	137	304	61	1,029
Operating Profit (loss)	$243	$85	$152	$(61)	$419

Quarter Ended 6/30/16	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$779	$267	$464	$(1)	$1,509

Company restaurant expenses	451	114	274	—	839
General and administrative expenses	93	56	46	59	254
Franchise and license expenses	28	14	5	7	54
Closures and impairment (income) expenses	4	2	1	—	7
Refranchising (gain) loss	—	—	—	(54)	(54)
Other (income) expense	—	—	(1)	(5)	(6)
	576	186	325	7	1,094
Operating Profit (loss)	$203	$81	$139	$(8)	$415

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,502	$456	$907	$—	$2,865

Company restaurant expenses	825	158	523	—	1,506
General and administrative expenses	174	107	81	122	484
Franchise and license expenses	51	23	10	16	100
Closures and impairment (income) expenses	2	—	—	—	2
Refranchising (gain) loss	—	—	—	(130)	(130)
Other (income) expense	—	—	—	—	—
	1,052	288	614	8	1,962
Operating Profit (loss)	$450	$168	$293	$(8)	$903

Year to Date 6/30/16	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,515	$548	$890	$(1)	$2,952

Company restaurant expenses	878	235	531	—	1,644
General and administrative expenses	187	115	93	102	497
Franchise and license expenses	56	24	9	16	105
Closures and impairment (income) expenses	6	2	1	—	9
Refranchising (gain) loss	—	—	—	(54)	(54)
Other (income) expense	—	—	(1)	(12)	(13)
	1,127	376	633	52	2,188
Operating Profit (loss)	$388	$172	$257	$(53)	$764

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended June 30, 2017 and 2016 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended June 30, 2017 and 2016 of $19 million and $54 million, respectively, that have been reflected as Special Items. During the years to date ended June 30, 2017 and 2016, we recorded net refranchising gains of $130 million and $54 million, respectively, that have been reflected as Special Items.

The second quarter 2017 net refranchising gains relate primarily to refranchising Taco Bell restaurants in the U.S., partially offset by charges associated with the refranchising of certain international markets. The second quarter 2016 net refranchising gains relate primarily to refranchising Pizza Hut restaurants in the U.S.

(c)
In the fourth quarter of 2016, we announced our plan to transform our business. Major features of the Company's strategic transformation plans involve being more focused on development of our three brands, increasing our franchise ownership and creating a leaner, more efficient cost structure (“YUM’s Strategic Transformation Initiatives”). During both the quarters ended June 30, 2017 and 2016, we recognized Special Item charges of $4 million related to these initiatives. During the years to date ended June 30, 2017 and 2016, we recognized Special Item charges of $11 million and $4 million, respectively. These costs primarily related to severance and relocation costs that were recorded within G&A.

(d)
On May 1, 2017, we reached an agreement with Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and includes a permanent commitment to incremental advertising contributions by franchisees beginning in 2018. During the quarter ended June 30, 2017, we recorded Special Item charges of $12 million for these investments. These amounts were recorded primarily as Franchise and license expenses.

(e)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement, we recognized Special Item charges of $5 million and $8 million for the quarters ended June 30, 2017 and 2016, respectively. During the years to date ended June 30, 2017 and 2016, we recognized Special Item charges of $8 million and $17 million, respectively. The majority of these costs were recorded as Franchise and license expenses.

(f)
In connection with the separation of Yum China, we modified certain share-based compensation awards held as part of our Executive Income Deferral Plan in YUM stock to provide one Yum China share-based award for each outstanding YUM share-based award. These Yum China awards may now be settled in cash, as opposed to stock, which requires recognition of the fair value of these awards each quarter within G&A in our Condensed Consolidated Income Statement. During the quarter and year to date ended June 30, 2017, we recorded non-cash Special Item charges of $16 million and $18 million, respectively, related to these awards.

(g)
Reflects a non-cash charge of $22 million related to the adjustment of certain historical deferred vested liability balances in our qualified U.S. plan during the first quarter of 2017. This charge was recorded in Other pension (income) expense.

(h)
In March 2017, the Financial Accounting Standards Board (“FASB”) issued guidance on the presentation of net periodic pension cost and net periodic postretirement benefit cost. The standard requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations. We early adopted the standard beginning with the quarter ended March 31, 2017 on a retrospective basis and have reported the other components of net benefit costs within Other pension (income) expense for the quarters and years to date ended June 30, 2017 and 2016.

(i)
In March 2016, the FASB issued guidance related to stock-based compensation which is intended to simplify several aspects of the accounting for employee share-based payment transactions, including their income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. We adopted this standard beginning with the quarter ended March 31, 2017. The primary impact of adoption of this standard was that beginning January 1, 2017 we are required to report excess tax benefits associated with share-based compensation, which we previously recognized within Common Stock, within our Income tax provision.